    As filed with the Securities and Exchange Commission on August 24, 1999

                                                       REGISTRATION NO. 333-___
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                             NATIONAL-OILWELL, INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                               76-0475815
     (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
     Incorporation or Organization)



                              10000 RICHMOND AVE.
                              HOUSTON, TEXAS 77042
                                 (713) 346-7500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                  -----------



                               STEVEN W. KRABLIN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             NATIONAL-OILWELL, INC.
                              10000 RICHMOND AVE.
                              HOUSTON, TEXAS 77042
                                 (713) 346-7500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                  -----------

                                   COPIES TO:

                             DAVID R. KING, ESQUIRE
                          MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19103-2921
                                 (215) 963-5000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                    PROPOSED MAXIMUM
          TITLE OF                AMOUNT TO BE       AGGREGATE PRICE        PROPOSED MAXIMUM          AMOUNT OF
   SHARES TO BE REGISTERED         REGISTERED         PER SHARE(1)         AGGREGATE OFFERING     REGISTRATION FEE
                                                                                PRICE(1)
------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share.....    500,000 shares          $18.09                $9,046,855              $2,515
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low price for the common stock reported on the New York Stock Exchange on August 20, 1999.

                                  -----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                     Subject to Completion, August 24, 1999


PROSPECTUS


                                 500,000 SHARES


                             NATIONAL-OILWELL, INC.

                                  COMMON STOCK

         Two of our stockholders, Cornelius Dupre' II and John R. Dupre', Jr., the "selling stockholders", are registering for sale 500,000 shares of our common stock under this prospectus. The registration of the shares does not necessarily mean that any of the shares will be offered or sold. We will receive no proceeds from the sale of these shares.

         The selling stockholders may sell the shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on page 8.

         Our common stock is listed on the New York Stock Exchange under the symbol "NOI." On August 20, 1999, the last reported sale price of the common stock on the New York Stock Exchange was $18.000 per share.

         BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD REVIEW THE SECTION OF THIS PROSPECTUS CALLED "RISK FACTORS" ON PAGE 4.

                                  -----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------







                 The date of this Prospectus is August 24, 1999

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

Our Company..................................................................................................     2
Recent Developments..........................................................................................     2
Disclosure Regarding Forward-Looking Statements..............................................................     3
Risk Factors.................................................................................................     4
Use of Proceeds..............................................................................................     8
Selling Stockholders.........................................................................................     8
Plan of Distribution.........................................................................................     8
Legal Matters................................................................................................    10
Experts......................................................................................................    10
Where You Can Find More Information..........................................................................    10
Incorporation of Certain Documents by Reference..............................................................    11

                                  -----------

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. WE ARE NOT OFFERING SHARES OF OUR COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS MAY NOT BE CORRECT AT ANY TIME AFTER ITS DATE.

                                  -----------


                                  OUR COMPANY

         Our principal executive offices are located at 10000 Richmond Ave., Houston, Texas 77042 and our telephone number is (713) 346-7500.


                              RECENT DEVELOPMENTS

     Effective July 1, 1999, National-Oilwell, Inc. (the "Company") acquired all of the outstanding capital stock of Dupre' Supply Company and Dupre' International, Inc. ("Dupre' ") for 1.92 million shares of National-Oilwell common stock. In addition, the Company replaced approximately $11 million in Dupre' bank debt through borrowings under its own credit facility. The transaction was a tax-free exchange and was recorded in accordance with the pooling-of-interests method of accounting. Dupre' is a leading supplier of pipe, fittings, valves and valve automation services to energy-related industries, primarily in the Gulf coast region.

     Effective July 7, 1999, National-Oilwell, Inc. acquired the assets and certain operating liabilities of CE Drilling Products, Inc., a privately held company, in a cash transaction valued at approximately $65 million. CE Drilling Products consists of Emsco drilling machinery and Wilson mobile rigs.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus contains, or has incorporated by reference, forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including changes in oil and gas prices, customer demand for our products and worldwide economic activity. You should also consider carefully the statements under "Risk Factors" which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. We disclaim any obligation or intent to update any such factors or forward-looking statement to reflect future events or developments.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks. We have described for you below some of the risks involved in investing in the common stock which may be offered under this prospectus. You should carefully consider each of these factors and all of the information both in this prospectus and the documents we refer you to in the section called "Where You Can Find More Information" on page 10.

WE DEPEND ON THE OIL AND GAS INDUSTRY

         We are very dependent upon the oil and gas industry and its willingness to explore for and produce oil and gas. The industry's willingness to explore and produce depends upon the prevailing view of future product prices. Many factors affect the supply and demand for oil and gas and therefore influence product prices, including:

                  o        level of production from known reserves;

                  o        cost of producing oil and gas;

                  o        level of drilling activity;

                  o        worldwide economic activity;

                  o        national government political requirements;

                  o        interest rates and the costs of capital;

                  o        development of alternate energy sources;

                  o        environmental regulation; and

                  o        tax policies.


If there is a significant reduction in demand for drilling services, in cash flows of drilling contractors or in rig utilization rates, then demand for our products will drop.

OIL AND GAS PRICES ARE VOLATILE

         Oil and gas prices have been volatile over the last ten years, ranging from less than $11 per barrel to over $40 per barrel. Oil prices were low in 1998, generally ranging from $11 to $16 per barrel. In 1999 oil prices recovered to more normal historical levels but there is no assurance that oil prices will remain at these levels for any length of time. There is no assurance that the upward trend will have a positive impact on the demand for the Company's products and services.

         Spot gas prices have also been volatile, ranging from less than $1.00 per mcf of gas to above $3.00. Gas prices were moderate in 1998 generally ranging from $1.80 to $2.20 per mcf. In 1999 gas prices have experienced an upward trend but still remain volatile. There is no assurance that the upward trend will have a positive impact on the demand for the Company's products and services.

         These price changes have caused many shifts in the strategies and expenditure levels of oil and gas companies and drilling contractors, particularly with respect to decisions to purchase major capital equipment of the type that we manufacture. In the second half of 1998, lower oil prices slowed production and new drilling, particularly in areas where the per barrel cost of production is high. This slowdown quickly affected our distribution and downhole products businesses and is now negatively impacting the products and technology segment. While oil and gas commodity prices have been on an upward trend in 1999, this may not have a positive impact on our businesses. We cannot predict future oil and gas prices or the effect prices will have on exploration and production levels.

OUR INDUSTRY IS HIGHLY COMPETITIVE

         The oilfield products and services industry is highly competitive. The following competitive actions can each affect our revenues and earnings:

                  o        price changes;

                  o        new product and technology introductions; and

                  o        improvements in availability and delivery.

         We compete with many companies. Some of these companies may possess greater financial resources than we do or offer certain products that we do not have.

WE FACE POTENTIAL PRODUCT LIABILITY AND WARRANTY CLAIMS

         Customers use some of our products in potentially hazardous drilling, completion and production applications that can cause:

                  o        injury or loss of life;

                  o        damage to property, equipment or the environment; and

                  o        suspension of operations.

         We have what we believe to be the amounts and types of insurance coverage which are consistent with normal industry practice. However, our insurance does not protect us against all liabilities. We cannot guarantee that our insurance will be adequate to cover all liabilities we may incur. We also cannot assure that we will be able to maintain our insurance in the future at levels we think are necessary and at rates we consider reasonable. Particular types of insurance coverage may not be available in the future.

         We may be named as a defendant in product liability or other lawsuits asserting potentially large claims if an accident occurs at a location where our equipment and services have been used. We are currently party to legal and administrative proceedings. We cannot predict the outcome of these proceedings, nor the effects any negative outcomes may have on us.

FOREIGN AND DOMESTIC POLITICAL DEVELOPMENTS AND GOVERNMENTAL REGULATIONS CAN AFFECT US

         Many aspects of our operations are affected by political developments, including restrictions on the ability to do business in various foreign jurisdictions. We are also subject to foreign and domestic government regulations, such as regulations relating to oilfield operations, worker safety and environmental protection.

         In addition, we depend on demand for our products and services from the oil and gas industry, and are therefore affected by any changes in taxation, price controls or other laws and regulations that affect the oil and gas industry. If laws or regulations are adopted which hinder exploration for or production of oil and gas, our operations could suffer. We cannot predict the extent to which our future operations may be affected by political developments, new legislation or new regulations.

ENVIRONMENTAL REGULATIONS CAN AFFECT US

         Many foreign, federal, state, provincial and local environmental laws and regulations affect our operations, as well as the operations of our customers. The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. These laws and regulations may sanction us for damages to natural resources or threats to public health and safety. These laws can also make us liable for the actions of others, or for our acts (or acts of our predecessors) that were, at the time, legal.

         Violations of laws or regulations may result in any one or more of the following:

                  o        revocation of permits;

                  o        corrective action orders;

                  o        administrative or civil penalties; or

                  o        criminal prosecution.

         Certain environmental laws may subject us to joint and several liability for spills or releases of hazardous substances. This means that we could be forced to pay an entire judgment even in a case in which we were only partially responsible for the damage. We could also be sued for personal injuries or property damage as a result of alleged exposure to hazardous substances, as well as damage to natural resources.

INSTABILITY OF FOREIGN MARKETS COULD HAVE A NEGATIVE IMPACT ON OUR REVENUES

         Some of our revenues depend upon customers in the Middle East, Africa, Southeast Asia and other international markets. These revenues are subject to risks of instability of foreign economies and governments. Furthermore, our sales can be affected by laws and regulations limiting exports to particular countries. Sometimes export laws and regulations of one jurisdiction may contradict those of another.

         We are exposed to the risks of changes in exchange rates between the U.S. dollar and foreign currencies. We do not currently engage in or plan to engage in any significant hedging or currency trading transactions designed to compensate for adverse currency fluctuations.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH

         We acquired three companies in 1997, five in 1998 and two in 1999. We also intend to acquire additional companies in the future, whenever feasible. We cannot predict whether suitable acquisition candidates will be available on reasonable terms. Further, we may not have access to adequate funds to complete any desired acquisitions. Once acquired, we cannot guarantee that we will successfully integrate the operations of the acquired companies.

         Combining organizations could interrupt the activities of some or all of our businesses, and have a negative impact on operations. Our recent acquisitions and recent growth in revenues have placed significant demands on us to do the following:

                  o improve the combined entity's operational, financial and management information systems;

                  o develop further the management skills of our managers and supervisors; and

                  o continue to train, motivate and effectively manage our employees.

If we fail to effectively manage our growth, our results could suffer.

WE MAY INCUR PROBLEMS WITH OUR FINANCING

         In 1998 we issued 6 7/8% senior notes due July 1, 2005. As a result of this issuance we have become more leveraged. As of June 30, 1999, we had a total of $150.2 million of debt, and a total of $393.3 million of stockholders' equity. Our leverage requires us to use some of our cash flow from operations for payment of interest on our debt. Our leverage may also make it more difficult for us to obtain additional financing in the future. Further, our leverage could make us more vulnerable to economic downturns and competitive pressures.

POTENTIAL FUTURE SALE OF OUR SHARES COULD AFFECT OUR MARKET PRICE

         Future sales of our shares by stockholders or option holders could have a negative effect on the market price of our stock. At June 30, 1999, we had outstanding options to purchase a total of 2,057,343 of our shares at prices ranging from $5.63 to $28.81 per share. We issued 316,264 shares of our common stock under our Value Appreciation Plans in January, 1999. Some of our stockholders have certain rights to cause us to file a registration statement with the SEC to allow the sale of their shares, and some also have the right to be included in any registration statements we do file. The following is a list of the amount of shares subject to registration rights:

                           Stockholder                                 Number of Shares
                           -----------                                 ----------------


                      Inverness/Phoenix LLC                                9,300,562
                      First Reserve Corporation                            8,370,494
                      Other stockholders                                   3,134,510



                                USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholders. The offering is made to fulfill our contractual obligations to the selling stockholders to register their shares.


                              SELLING STOCKHOLDERS

         The shares offered under this prospectus are being sold for the account of the selling stockholders listed below. We also provide information regarding the selling stockholders' beneficial ownership of our common stock as of July 1, 1999 and as adjusted to give effect to the sale.

                                                Shares Beneficially              Shares             Shares Beneficially
                                                    Owned Prior to                Being              Owned Subsequent
                                                     Offering(1)                 Offered               to Offering(1)
                                                -------------------              -------            -------------------

Name of Selling Stockholder                     Number      Percent                                 Number      Percent
---------------------------                     ------      -------                                 ------      -------

John R. Dupre', Jr.                             960,000        1.64%             250,000            710,000        1.22%
307 Mecca Drive
Lafayette, Louisiana 70508

Cornelius Dupre' II                             960,000        1.64%             250,000            710,000        1.22%
307 Mecca Drive
Lafayette, Louisiana 70508

-----------------------
(1) Based on 58,257,909 shares outstanding at July 1, 1999.



                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock to fulfill our obligations under a registration rights agreement, but the registration of the shares of common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders under this prospectus.

         The selling stockholders may offer their shares at various times in one or more of the following transactions:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between the selling stockholders and purchasers without a broker-dealer.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended in connection with such sales. In addition, securities covered by this prospectus may qualify in the future to be sold under Rule 144 of the Securities Act.

         Upon our being notified by the selling stockholders that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing

         o        the name of each such broker or dealer;

         o        the number of shares involved;

         o        the price at which such shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker(s) or dealer(s), where applicable;

         o that such broker(s) or dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         o        other facts material to the transaction.

         We are bearing all costs relating to the registration of the shares (other than fees and expenses, if any, of counsel or other advisers to the selling stockholders). Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholders.

                                 LEGAL MATTERS

         Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will issue an opinion as to the validity of the common stock offered under this prospectus.


                                    EXPERTS

The consolidated financial statements of National-Oilwell, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference elsewhere herein which, as to the year 1996, is based in part on the report of Coopers & Lybrand, independent auditors. The supplemental financial statements of National-Oilwell, Inc. appearing in our Current Report on Form 8-K dated August 24, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference elsewhere herein which, as to the year 1996, is based in part on the report of Coopers & Lybrand, independent auditors. Such financial statements and supplemental financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

         Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be read and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; Midwest Regional office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. by calling the SEC at 1-800-732-0330. In addition, we file this material electronically with the SEC, and the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding companies (including us) that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange and our reports, proxy statements and other information can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the SEC a registration statement on Form S-3, with respect to our common stock. For further information with respect to us and the shares, we refer you to that registration statement and its exhibits. Statements made in this prospectus regarding the contents of any contract or other documents are not necessarily complete. You should read the actual documents which are exhibits to the registration statement in their entirety.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We refer you to the following documents which we have filed with the SEC and incorporate by reference into this prospectus:

         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as amended by our Current Report filed on Form 8-K on August 24, 1999.

         2.       Our Annual Report on Form 11-K for the period ended December
                  31, 1998.

         3.       Our Quarterly Report on Form 10-Q for the period ended March
                  31, 1999.

         4.       Our Quarterly Report on Form 10-Q for the period ended June
                  30, 1999.

         5. The description of our common stock contained in the registration statement on Form 8-A filed on October 15, 1996, as updated by our Current Report on Form 8-K filed on November 7, 1997.

         We also incorporate by reference all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act while this registration statement is effective. Any statement contained or incorporated is superseded by any subsequently filed document that constitutes a part of this prospectus.

Upon request, we will provide to you at no cost a copy of any or all of such documents which are incorporated into this prospectus by reference. You should direct written or oral requests for copies to Gay Mather, Director of Communications, National-Oilwell, Inc., 10000 Richmond Ave., Houston, Texas 77042 (telephone number (713) 346-7775). Copies of our documents filed with the SEC can also be found on our website, www.natoil.com.

===============================================================================







                                 500,000 SHARES


                             NATIONAL-OILWELL, INC.


                                  COMMON STOCK











                                  ------------
                                   PROSPECTUS
                                  ------------







                                AUGUST 24, 1999








================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We will pay for the fees and expenses of the offering. The expenses of the offering are estimated to be as follows:

         Securities and Exchange Commission Registration Fee..........................................   $ 2,515
         Printing Expenses............................................................................       500
         Legal Fees and Expenses......................................................................    15,000
         Accounting Fees and Expenses.................................................................    17,000
                                                                                                         -------
                  Total...............................................................................   $35,015
                                                                                                         =======

15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers National-Oilwell to purchase and maintain insurance on behalf of any person who is or was an officer or director of National-Oilwell against liability asserted against or incurred by him in any such capacity, whether or not National-Oilwell would have the power to indemnify such officer or director against such liability under the provisions of Section 145. National-Oilwell maintains a directors' and officers' liability policy for such purposes.

         Article Sixth, Part II, Section 1 of National-Oilwell's Amended and Restated Certificate of Incorporation and Article VI of National-Oilwell's Bylaws each provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

5        --       Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1     --       Consent of Ernst & Young LLP
23.2     --       Consent of Coopers & Lybrand
23.3     --       Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)
24       --       Powers of Attorney (included as part of the signature page hereof)


17.      UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on August 24, 1999.

                                     NATIONAL-OILWELL, INC.

                                     By: /s/  JOEL V. STAFF
                                         ------------------
                                         Joel V. Staff,
                                         Chairman, President and Chief Executive


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS STEVEN W. KRABLIN HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT AND A RELATED REGISTRATION STATEMENT THAT IS TO BE EFFECTIVE UPON FILING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AND IN EACH CASE TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                          TITLE                                                 DATE
         ---------                          -----                                                 ----

/s/  JOEL V. STAFF                          Chairman of the Board of Directors          August 24, 1999
---------------------------------           (Principal Executive Officer)
Joel V. Staff

/s/  STEVEN W. KRABLIN                      Vice President and Chief Financial          August 24, 1999
---------------------------------           Officer (Principal Financial Officer)
Steven W. Krablin

/s/  HOWARD I. BULL                         Director                                    August 24, 1999
---------------------------------
Howard I. Bull

/s/ JAMES C. COMIS III                      Director                                    August 24, 1999
---------------------------------
James C. Comis III

/s/ W. McCOMB DUNWOODY                      Director                                    August 24, 1999
---------------------------------
W. McComb Dunwoody

/s/ BEN A. GUILL                            Director                                    August 24, 1999
---------------------------------
Ben A. Guill

/s/ WILLIAM E. MACAULAY                     Director                                    August 24, 1999
---------------------------------
William E. Macaulay

/s/ FREDERICK W. PHEASEY                    Director                                    August 24, 1999
---------------------------------
Frederick W. Pheasey

                                 EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

5        --       Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered
23.1     --       Consent of Ernst & Young LLP
23.2     --       Consent of Coopers & Lybrand
23.3     --       Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 hereto)
24       --       Powers of Attorney (included as part of the signature page hereof)